                                                                    EXHIBIT 10.8





                            WASHINGTON MUTUAL, INC.

              SUPPLEMENTAL EXECUTIVE RETIREMENT ACCUMULATION PLAN





                           Effective January 1, 1996

                            WASHINGTON MUTUAL, INC.
              SUPPLEMENTAL EXECUTIVE RETIREMENT ACCUMULATION PLAN

                           Effective January 1, 1996


                               TABLE OF CONTENTS


                                                                                                                            Page
         PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                           ARTICLE I
                                                         NATURE OF PLAN

         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Top Hat Plan.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Unfunded Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                           ARTICLE II
                                                  DEFINITIONS AND CONSTRUCTION

         2.1     Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2     Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.3     Cash Balance Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.4     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.5     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.6     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.7     Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.8     Disabled or Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.9     Early Retirement Age . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.10    Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.11    Employee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.12    Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.13    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.14    Former Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.15    Normal Retirement Age  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.16    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.17    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.18    Plan Administration Committee or Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.19    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.20    Related Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.21    Retirement Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.22    Year of Vesting Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                          ARTICLE III
                                                            BENEFITS

         3.1     Participant's Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2     Eligible Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.3     Benefits Credited to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.4     Interest Credited to Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                           ARTICLE IV
                                                      PAYMENT OF BENEFITS

         4.1     Automatic Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.2     Elective Form of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.3     Hardship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.4     Determination of Nonforfeitable Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.5     Payment of Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.6     Payment in the Event of Legal Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.7     Accounts Charged . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.8     Unclaimed Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                           ARTICLE V
                                                 PLAN ADMINISTRATION COMMITTEE

         5.1     Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.4     Powers of Plan Administration Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.5     Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.6     Manner of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.7     Authorized Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.8     Interested Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.9     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                           ARTICLE VI
                                             PARTICIPANT ADMINISTRATIVE PROVISIONS

         6.1     Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2     Personal Data to Plan Administration Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.3     Address for Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.4     Place of Payment and Proof of Continued Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.5     Assignment or Alienation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.6     Information Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.7     Beneficiary's Right to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.8     Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         6.9     Appeal Procedure for Denial of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.10    No Rights Implied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                          ARTICLE VII
                                                   AMENDMENT AND TERMINATION

         7.1     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.2     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                          ARTICLE VIII
                                                         MISCELLANEOUS

         8.1     Execution of Receipts and Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.2     Employer Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.3     Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.5     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.6     Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.7     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.8     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.9     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                            WASHINGTON MUTUAL, INC.
              SUPPLEMENTAL EXECUTIVE RETIREMENT ACCUMULATION PLAN

                           Effective January 1, 1996


                                    PREAMBLE

         WHEREAS, Washington Mutual, Inc. (the "Company") has established certain retirement plans for the benefit of its employees that are intended to provide income to its employees after retirement, which include the Washington Mutual, Inc. Cash Balance Pension Plan, the Washington Mutual, Inc. Retirement Savings and Investment Plan, and the Washington Mutual, Inc. Supplemental Employees' Retirement Plan.

         WHEREAS, the Company has analyzed the level of retirement income that is anticipated to be provided under such retirement plans and pursuant to the federal Social Security Act and has determined that certain executive employees will not receive the level of retirement income desired by the Company;

         WHEREAS, the Company intends to annually review the expected level of retirement income for such executive employees so that it can determine the appropriate level of supplemental retirement benefits, if any, that it desires to provide to such employees; and

         WHEREAS, upon the recommendation of the compensation committee, the board of directors of the Company has authorized and directed the Company to establish this plan to provide benefits to employees of the Company and its affiliates who (i) are in a select group of management and highly compensated employees, and (ii) are annually selected by the compensation committee of the Company's board of directors to be eligible to accrue a supplemental retirement benefit hereunder;

         NOW, THEREFORE, the Company, hereby establishes this Washington Mutual, Inc. Supplemental Executive Retirement Accumulation Plan for the purposes stated in Article I, to be effective January 1, 1996.

                                   ARTICLE I
                                 NATURE OF PLAN

         1.1 PURPOSE. The purpose of this Plan is to provide retirement benefits to certain executive employees of the Company and its affiliates that supplement the benefits accrued under the Retirement Plans.

         1.2 TOP HAT PLAN. The Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA), and is intended to be exempt from Parts 2, 3, and 4 of ERISA.

         1.3 UNFUNDED PLAN. This Plan is established as an unfunded plan of deferred compensation. The compensation that is payable hereunder and interest that accrues thereon are represented solely by bookkeeping entries on accounts maintained by the Plan Administration Committee. No funds are held in trust or otherwise segregated for the sole purpose of paying Plan benefits.
All Plan benefits are payable solely from the general assets of the Company. Participants and Beneficiaries shall have no legal or equitable rights, interest or claims in any specific collateral, property or assets of the Company, but shall be general unsecured creditors of the Company until benefits are paid hereunder. The Company may from time to time reserve assets in a general account or grantor trust owned by the Company for the purpose paying liabilities that are accrued under this Plan.

_________________________
End of Article I

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

         For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise. Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "Article" or "Section" in this Plan shall refer to an Article or Section of this Plan unless specifically stated otherwise.
Compounds of the word "here," such as "herein" and "hereof" shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context.

         In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday observed by the Company, or other non-business day, may be performed on the next following business day.

         2.1 ACCOUNTS. The separate bookkeeping records that are established and maintained by the Plan Administration Committee to record any amounts credited on behalf of each Participant under the terms of the Plan. A Participant's Account shall only include the amounts actually credited thereto by the Compensation Committee or, as appropriate, the Plan Administration Committee.

         2.2 BENEFICIARY. Any person or fiduciary designated by a Participant who is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that, in the case of a married Participant, the Participant's Beneficiary shall be the Participant's surviving spouse unless the Participant's spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse's consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Plan Administration Committee. Such spousal consent shall not be required if it is established to the satisfaction of the Plan Administration Committee that such consent cannot be obtained because the spouse cannot be located (and any other circumstances the Secretary of the Treasury may prescribe by regulations). Any consent by a spouse hereunder shall be effective only with respect to that spouse.

         2.3 CASH BALANCE PLAN. The Washington Mutual, Inc. Cash Balance Pension Plan.

         2.4     CODE.  The Internal Revenue Code of 1986, as amended.

         2.5     COMPANY.  Washington Mutual, Inc. or any successor thereto.

         2.6 COMPENSATION. An Eligible Employee's compensation, determined according to the definition of "compensation" under the Cash Balance Plan for a Plan Year, without regard to the limitations of section 401(a)(17) of the Code contained in the Cash Balance Plan, that is actually paid or made available to the Eligible Employee during such year, plus any grants of restricted stock under the Washington Mutual, Inc. Restricted Stock Plan that are made for the Plan Year, as valued on the date of grant.

         2.7 COMPENSATION COMMITTEE. The compensation and stock option committee of the board of directors of the Company, as it is appointed from time to time pursuant to the Bylaws of the Company.

         2.8 DISABLED OR DISABILITY. A Participant is Disabled when the Committee determines that the Participant has become totally and permanently disabled and unable to engage in any occupation for wage or profit, as described in section 22(e)(3) of the Code. The Committee may require a Participant to submit to a medical examination in order to confirm Disability. The Committee may also rely on the determination of Disability by the Social Security Administration.

         2.9 EARLY RETIREMENT AGE. The first day of the month that coincides with or immediately precedes the date the Participant terminates employment and has attained age 62.

         2.10 ELIGIBLE EMPLOYEE. An Employee who is (i) part of a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and (ii) who is identified pursuant to Section 3.2 by the Compensation Committee for a particular Plan Year as being eligible for a benefit accrual under Section 3.3. An Employee's status as an Eligible Employee shall be determined separately for each Plan Year.

         2.11 EMPLOYEE. Any employee of an Employer; specifically excluding, however, a person who is a nonresident alien who receives no earned income that constitutes income from sources within the United States.

         2.12 EMPLOYER. The Company, Washington Mutual Bank, Washington Mutual Bank fsb, WM Life Insurance Company, Murphey Favre, Inc., Murphey Favre Securities Services, Inc., Composite Research & Management Co., and Washington Mutual Insurance Services, Inc. The term Employer also includes any Related Employer from time to time designated by the Compensation Committee as an Employer.

         2.13 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         2.14 FORMER PARTICIPANT. Any individual who is a Participant, but who has terminated employment, and who has not yet received the entire benefit to which he or she is entitled under the Plan.

         2.15 NORMAL RETIREMENT AGE. The first day of the month that coincides with or immediately precedes the date the Participant attains age 65.

         2.16    PARTICIPANT.  An individual who is or has been an Eligible
Employee.

         2.17 PLAN. The Washington Mutual, Inc. Supplemental Executive Retirement Accumulation Plan as embodied herein and as amended from time to time.

         2.18 PLAN ADMINISTRATION COMMITTEE OR COMMITTEE. The committee specified under Article V, as from time to time constituted, to be the administrator of the Plan.

         2.19 PLAN YEAR. The fiscal year of the Plan, which is the period from January 1 through December 31 of each year. The first Plan Year is January 1, 1996, to December 31, 1996.

         2.20 RELATED EMPLOYER. Any business entity that is, along with an Employer, (i) a member of a controlled group of corporations (as defined by section 414(b) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated pursuant to section 414(o) of the Code.

         2.21 RETIREMENT PLANS. The sources of retirement income provided by or contributed to on behalf of Participants by the Company or a Related Employer, including but not limited to the Washington Mutual, Inc. Cash Balance Pension Plan, the Washington Mutual, Inc. Retirement Savings and Investment Plan, the Washington Mutual, Inc. Supplemental Employees' Retirement Plan, and the program of old-age and survivors disability benefits established pursuant to the federal Social Security Act.

         2.22 YEAR OF VESTING SERVICE. Each Plan Year in which a Participant earns a year of vesting service under the Cash Balance Plan. A Year of Vesting Service will also be credited for each year of vesting service earned under the Cash Balance Plan prior to the establishment of this Plan.

_________________________
End of Article II

                                  ARTICLE III
                                    BENEFITS

         3.1 PARTICIPANT'S ACCOUNTS. The Plan Administration Committee shall establish for each Participant one or more Accounts, as appropriate, to which shall be allocated the proper benefit accruals hereunder, together with interest credited thereto and less the distributions therefrom.

         3.2 ELIGIBLE EMPLOYEES. For each Plan Year in which the Compensation Committee determines to provide an accrual of benefits under the Plan, the Compensation Committee shall, in its sole and absolute discretion and in accordance with the purposes of this Plan, designate the Employees who will be Eligible Employees for that Plan Year. Such designation shall be in a writing that is delivered to the Plan Administration Committee. Each person who has been an Eligible Employee will continue to be a Participant pursuant to the terms of the Plan until all nonforfeitable benefits credited to the Participant's Account are distributed.

         3.3 BENEFITS CREDITED TO ACCOUNTS. For each Plan Year in which an Employee is designated by the Compensation Committee as an Eligible Employee in accordance with Section 3.2, the Account of each such Eligible Employee shall be credited, as of the last day of the Plan Year, with a benefit accrual in the amount determined in writing by the Compensation Committee. The amount of the benefit credited to an Account, if any, shall be determined in the sole and absolute discretion of the Compensation Committee, by reference to the Eligible Employee's Compensation, the total amount accrued for the benefit of the Eligible Employee under this Plan and any other retirement plans of the Company, or any other factors or business considerations that the Compensation Committee deems appropriate.

         3.4 INTEREST CREDITED TO ACCOUNTS. For the periods described in paragraphs (a) and (b) below, each Participant's Account shall be credited with an amount of interest that is payable on the accumulated benefit accruals and interest amounts previously credited to his or her Account. The rate of interest shall be equal to the rate that would have been paid by the Company at the beginning of the Plan Year had it issued unsecured junior debt with a maturity date of ten years. If the Company did not make such a debt offering at or near the beginning of the Plan Year for which the interest rate is being determined, the Plan Administration Committee shall, in its discretion, determine this rate by reference to the following: (i) the rates paid on similar debt offerings of comparably rated financial institutions, and (ii) an estimate of the probable interest rate on such a debt offering from at least one nationally-recognized investment banking firm. The interest rate so determined will be set forth in writing and kept with the Plan records.

                 (a) Interest will be credited on the last day of each Plan Year and prior to the crediting of benefits described in Section 3.3 to the Accounts of all Participants who are not Former Participants.

                 (b) Interest will be credited on the last day of each Plan Year and prior to the crediting of benefits described in Section 3.3 to the Account of a Former Participant who:

                          (1) has retired on or after his or her Early Retirement Age, or whose employment terminated as a result of death or disability; or

                          (2) has terminated employment prior to his or her Early Retirement Age and the Compensation Committee has, in its sole and absolute discretion, determined that such interest credits shall be added the Former Participant's Account for the period following termination of employment.

_________________________
End of Article III

                                   ARTICLE IV
                              PAYMENT OF BENEFITS

         4.1 AUTOMATIC FORM OF PAYMENT. In the absence of any election described in this Article, a Participant shall generally receive payment of the nonforfeitable balance of his or her Accounts, commencing 90 days after the later of termination of employment with the Company and all Related Employers or attainment of Early Retirement Age in 10 substantially equal annual installments. The unpaid Account balance will continue to be credited with interest as specified in Section 3.4, and subsequent installments will be recalculated to reflect the credit of such interest to the Account balance. However, a Participant may instead elect for payments to be made pursuant Sections 4.2 or 4.3.

         4.2     ELECTIVE FORM OF PAYMENT.  Notwithstanding the provisions of
Section 4.1, a Participant may, upon the consent of the Plan Administrating Committee, make a one-time irrevocable election for payments to made pursuant to one of the methods described below in this Section. The Participant's election under this Section must be made prior to the time that payments would otherwise commence and within 60 days of termination of employment with the Company and all Related Employers. The Committee's consent will generally be based on any business or financial considerations that the Committee deems appropriate. The decision of the Committee to give or deny consent to a Participant's election shall for all purposes be deemed to have been made pursuant to valid business or financial considerations. The Participant may elect from the following methods of payment:

                 (a) substantially equal installments paid over a period of 10 years or fewer than 10 years, each such payment to be recalculated for interest that is credited on the unpaid Account balance, as described in
Section 4.1;

                 (b)      a single payment of the entire Account; or

                 (c) substantially equal annual installment payments for the life of the Participant and, thereafter, annual installment payments for the life of the Participant's surviving Beneficiary, if any, that are 50% of the amount of the annual installments that were paid during the joint lives of the Participant and Beneficiary, and such payments shall: (i) be actuarially equivalent to a single sum payment, (ii) be determined by considering appropriate life expectancy and interest rate factors that are consistent with the actuarial factors designated under the Cash Balance Plan; and (iii) cease upon the death of the Participant and his or her Beneficiary (if any) if this method of payment is elected, regardless of the amount credited to the Participant's Account at the time payments commenced.

         4.3 HARDSHIP. Notwithstanding the provisions of Sections 4.1 or 4.2, a Participant may, upon receiving consent from the Compensation Committee, receive payment of the nonforfeitable balance of his or her Accounts upon the occurrence of a hardship. The existence of a hardship shall be determined by the Compensation Committee on the basis of (i) adverse changes in the Participant's or Beneficiary's financial conditions that are not within the control of the Participant or Beneficiary (e.g., due to a physical or mental disability), (ii) a change in the ownership or control of the Employer of the Participant that results in the termination of the Participant's employment with the Employer and all Related Employers, or (iii) such other business or financial considerations that the Compensation Committee deems appropriate. If the Compensation Committee determines the existence of a hardship, the Participant or Beneficiary may only receive payment under this Section if the Compensation Committee additionally determines that payment from the Plan is, in view of the hardship, necessary or appropriate. Whereupon, payments will commence following the occurrence of the hardship in a single sum or installments described in Section 4.2(a), all as determined by the Compensation Committee. All such determinations of the Compensation Committee shall be deemed to have been validly made pursuant to the considerations of this Section.

         4.4 DETERMINATION OF NONFORFEITABLE BENEFITS. A Participant's Accounts shall be fully nonforfeitable if termination of employment occurs as a result of death or Disability or at any time following Normal Retirement Age. Upon termination of employment for any other reason, a Participant shall only be entitled to payment of the amounts actually credited to his or her Accounts pursuant to Article III and only to the extent that his or her right to payment has become nonforfeitable. Unless the Participant has engaged in an act of dishonesty described in paragraph (b) below, the right to such payment will become nonforfeitable in accordance with his or her Years of Vesting Service pursuant to the forfeiture schedule described in paragraph (a).

                 (a) The following forfeiture schedule shall apply if a Participant has not engaged in an act of dishonesty, as described in paragraph
(b):

                     Years of                                  Percent
                 Vesting Service                            Nonforfeitable
                 ---------------                            --------------
                 Fewer than 2                                      0%
                       2                                          25%
                       3                                          50%
                       4                                          75%
                 5 or more                                       100%

                 (b) The Account of a Participant who has engaged in dishonesty shall be completely forfeited, regardless of the Participant's Years of Vesting Service. For this purpose, dishonesty means that the Participant has engaged in acts of fraud, embezzlement, theft or any other crime of moral turpitude or has otherwise been dishonest in his or her relationship with the Employer (without necessity of formal criminal proceedings being initiated) and the Participant's employment terminated by either discharge or resignation, all as determined by the Compensation Committee.

         4.5 PAYMENT OF DEATH BENEFITS. If a Participant dies prior to receiving full payment of benefits hereunder, payment of any remaining benefits shall be made to the Participant's Beneficiary in the manner described in Sections 4.1 and 4.2.

         4.6 PAYMENT IN THE EVENT OF LEGAL DISABILITY. Payments to any Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon such recipient's personal receipt, in form satisfactory to the Plan Administration Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of such recipient's own interest and advantage. The Committee may, in such event, direct all or any portion of such payments to be made in any one or more of the following ways:

                 (a)      to such person directly;

                 (b)      to the guardian or estate of such person;

                 (c) to a relative or friend of such person, to be expended for such person's benefit; or

                 (d) to a custodian for such person under any Uniform Gifts to Minors Act.

         4.7 ACCOUNTS CHARGED. The Committee shall charge all distributions made to a Participant or to such Participant's Beneficiary from and against the Accounts of the Participant when made.

         4.8 UNCLAIMED ACCOUNTS. Neither the Employer nor the Plan Administration Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. If the Plan Administration Committee is unable to locate a Participant or Beneficiary at the time payment from the Plan is required, the Committee, by certified or registered mail addressed to the last address of record with the Committee or the Employer, shall notify such Participant or Beneficiary that a distribution is pending under this Plan. If, following such notification, the Participant or Beneficiary fails to make a claim in writing for benefits or provide in writing a current address for correspondence, the Participant's Account shall be forfeited on the date that is one day prior to three years (adjusted according to the abandonment period of the escheat laws of the applicable state) after the Participant has or would have attained Normal Retirement Age. Provided, however, that if the Participant or appropriate Beneficiary later makes a claim for benefits that would otherwise be valid, the Participant's Account shall, at the direction of the Plan Administration Committee, be reinstated.

_________________________
End of Article IV

                                   ARTICLE V
                         PLAN ADMINISTRATION COMMITTEE

         5.1 APPOINTMENT. The Plan Administration Committee has been appointed by the Company to administer the Plan and serves in such capacity at the pleasure of the board of directors of the Company. The board of directors of the Company may remove the Plan Administration Committee or appoint a successor committee at any time. If the Plan Administration Committee ceases to exist or is removed without the appointment of a replacement committee, the Company shall function as the Plan Administration Committee.

         5.2 TERM. Each member of the Committee shall serve until his or her successor is appointed and assumes membership. Any member of the Committee may be removed, with or without cause, and the board of directors of the Company shall have the power to fill any vacancy that may occur. A member may resign upon written notice to the board of directors of the Company or the Plan Administration Committee.

         5.3 COMPENSATION. The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the members of the Committee.

         5.4 POWERS OF PLAN ADMINISTRATION COMMITTEE. The Committee shall have full and absolute discretion in the exercise of its powers hereunder. All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious. In addition to the power otherwise enumerated herein, the Committee shall have the following specific authority:

                 (a) to direct the administration of the Plan in accordance with the provisions herein set forth;

                 (b) to adopt rules of procedure and regulations necessary for the administration of the Plan that are not inconsistent with the terms of the Plan;

                 (c) to interpret and construe the provisions of the Plan and determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accounts, and the nonforfeitable percentage of each Participant's Accounts;

                 (d) to interpret and enforce the terms of the Plan and the rules and regulations it adopts;

                 (e) to review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

                 (f) to furnish the Employer with information that the Employer may require for tax or other purposes;

                 (g) to engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom the Committee may deem advisable to assist it with the performance of its duties;

                 (h) to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

                 (i) to maintain, or cause to be maintained, separate Accounts in the name of each Participant; and

                 (j) to select a secretary, who need not be a member of the Committee.

         5.5 ADJUSTMENTS. Any misstatement or other mistake of fact may be corrected by the Committee when it becomes known, in the manner the Committee deems equitable and practicable.

         5.6 MANNER OF ACTION. The decision of a majority of the members of the Plan Administration Committee shall control. In case of a vacancy on the Committee, the remaining members may exercise any and all of the powers, authorities, duties, and discretion conferred upon the Committee. The Committee may, but need not, call or hold formal meetings. Any decision may be made or action may be taken by the Committee pursuant to written approval of a majority of the then members. The Committee shall maintain adequate records of its decisions.

         5.7 AUTHORIZED REPRESENTATIVE. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents requested pursuant hereto or necessary or desirable for the Committee to administer the Plan as provided herein, or to do any act necessary to carry out the Committee's duties and obligations set forth herein.

         5.8 INTERESTED MEMBER. No member of the Committee may decide or determine any matter concerning the distribution, nature, or method of settlement of his or her own benefits under the Plan unless there is only one person acting alone as the Committee.

         5.9 INDEMNITY. The Company shall indemnify and save harmless the Committee, and its members, and each of them, from and against any and all loss, damage, action, fee, cost, claim, liability, proceeding, or expense (including reasonable attorneys fees) to which the Committee, or its members, may be subjected arising out of, resulting in whole or in part from, or otherwise related to any act, conduct, or inaction (except willful or reckless misconduct), in their official capacities in the administration of the Plan.

_________________________
End of Article V

                                   ARTICLE VI
                     PARTICIPANT ADMINISTRATIVE PROVISIONS

         6.1 BENEFICIARY DESIGNATION. Each Participant may from time to time designate, in writing, a Beneficiary to whom such Participant's Accounts shall be paid in the event of the Participant's death. The Plan Administration Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, all designations filed prior to that date by the same Participant shall be revoked. A Participant may designate multiple and/or contingent Beneficiaries. If a Participant fails to name a Beneficiary, or if the named Beneficiary predeceases the Participant, the Beneficiary shall be, first, the Participant's spouse at the time of death, or if the Participant has no surviving spouse, then to the Participant's surviving children (including adopted children) in equal shares, or if the Participant has no surviving children, then to the Participant's surviving parents in equal shares, or if the Participant has no surviving parents, then to the Participant's estate. If the Participant dies after distributions have commenced hereunder but before such Participant's nonforfeitable Account has been fully distributed, payment of such nonforfeitable Account shall be in a lump sum to the legal representative of the estate of the last to die of the Participant and his or her Beneficiary, as determined by the Committee.

         6.2 PERSONAL DATA TO PLAN ADMINISTRATION COMMITTEE. Each Participant and Beneficiary must furnish to the Committee such evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee.

         6.3 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administration Committee, in writing, such person's post office address, and each subsequent change of such post office address.

         6.4 PLACE OF PAYMENT AND PROOF OF CONTINUED ELIGIBILITY. Any payment or distribution hereunder, and any communication addressed to a Participant or Beneficiary, at the last address filed with the Plan Administration Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid. If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at the last address of record, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until such person provides the Committee with evidence of continued life and the proper mailing address for future payments.

         6.5 ASSIGNMENT OR ALIENATION. Except as may be specified under a "qualified domestic relations order," as defined in section 514(b)(7) of ERISA, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

         6.6 INFORMATION AVAILABLE. Any Participant or Beneficiary may examine copies of this Plan or any other instrument under which the Plan was established or is operated. The Plan Administration Committee will maintain such documents in its office, or in such other place or places as the Committee may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administration Committee shall furnish him or her with a copy of such documents. The Plan Administration Committee may make a reasonable charge to the requesting person for the copy so furnished.

         6.7 BENEFICIARY'S RIGHT TO INFORMATION. A beneficiary's right to (and the Committees' duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

         6.8 CLAIMS PROCEDURE. Prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. However, the Committee may direct payment of a Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefor, if the Committee has knowledge of such Participant's or Beneficiary's whereabouts.

         6.9 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Committee shall provide adequate notice in writing as prescribed pursuant to paragraph (b) below to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied.

                 (a) Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision.

                 (b) The Committee's notice of denial to the Claimant shall set forth the following:

                          (1)     the specific reason or reasons for the
         denial;

                          (2) specific references to pertinent Plan provisions on which the Committee based its denial;

                          (3) a description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed;

                          (4) a statement that the Claimant may request a review upon written application to the Committee, review pertinent Plan documents, and submit issues and comments in writing;

                          (5)     a statement that any appeal of the
         Committee's adverse determination must be made in writing to the Committee within 60 days after receipt of the Committee's notice of denial of benefits, and that failure to appeal the action to the Committee in writing within the 60-day period will render the Committee's determination final, binding, and conclusive; and

                          (6) the address of the Plan Administration Committee to which the Claimant may forward his or her appeal.

                 (c) If the Claimant should appeal to the Committee, the Claimant or a duly authorized representative, may submit, in writing, whatever issues and comments the Claimant deems pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on the appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

         6.10 NO RIGHTS IMPLIED. Nothing contained in this Plan, or in any modification or amendment to the Plan, shall give any Employee, Participant, or any Beneficiary any right to continue employment, or any other legal or equitable right against an Employer, or Employee of the Employer, or against their agents, except as expressly provided by the Plan.

_________________________
End of Article VI

                                  ARTICLE VII
                           AMENDMENT AND TERMINATION

         7.1 AMENDMENT. The Company shall have the right at any time, without prior notice and without cause, to amend or terminate the Plan by action of its board of directors or by action of the Compensation Committee. All amendments shall be in writing. Each amendment shall state the date to which it is either retroactively or prospectively effective.

         7.2 TERMINATION. Upon termination of the Plan, the Company shall pay all benefits credited to Participants pursuant to Section 4.1.

_________________________
End of Article VII

                                  ARTICLE VIII
                                 MISCELLANEOUS

         8.1 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any Participant, or to such Participant's legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Plan Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in the form determined by the Committee. Any payment made pursuant to the power herein conferred upon the Plan Administration Committee shall operate as a complete discharge of all obligations of the Employer, the Plan Administration Committee and the Compensation Committee, to the extent of the distributions so made. Neither the Employer, Plan Administration Committee, nor the Compensation Committee are obliged to ensure the proper application or expenditure of any payment so made.

         8.2 EMPLOYER RECORDS. Each Employer shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Plan Administration Committee to perform its duties and functions under the Plan. Records of an Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined by the Plan Administration Committee to be incorrect.

         8.3 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties. Any action required of an Employer may be by resolution of its board of directors or by any person authorized to act on behalf of the Employer.

         8.4 SEVERABILITY. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         8.5 NOTICE. Any notice required to be given herein by an Employer or the Plan Administration Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last address of record the person to whom the notice is given.

         8.6 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

         8.7 SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Plan Administration Committee, and its successors.

         8.8 HEADINGS. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         8.9 GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the internal laws of the State of Washington except to the extent Washington law is preempted by federal law.

_________________________
End of Article VIII

         IN WITNESS WHEREOF, the undersigned officer of Washington Mutual, Inc. has executed this instrument to be effective as of January 1, 1996.

                                        WASHINGTON MUTUAL, INC.




                                        By:   /s/     [SIG]
                                              --------------------------------

                                        Its:  Senior Vice President
                                              --------------------------------